Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Shawnlee Construction LLC 401(k) Plan
Plainville, Massachusetts
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-156596) of our report dated June 25, 2010, relating to the financial statements and supplemental schedule of Shawnlee Construction LLC 401(k) Plan which appear in this Form 11-K.
/s/ BDO Seidman, LLP
Grand Rapids, Michigan
June 25, 2010